BYLAWS OF FRIENDLY SKIES, INC. ARTICLE I OFFICES

          SECTION 1.      PRINCIPAL OFFICE. The principal office of the corporation shall be 5 Kronprindsens Gade, Charlotte Amalie, St.Thomas, U.S. Virgin Islands.

          SECTION 2.      OTHER OFFICES. The corporation may have such other offices and places of business, within or without the U.S. Virgin Islands, as shall be determined by the directors.

ARTICLE II MEETINGS OF STOCKHOLDERS

          SECTION 1.      PLACE OF MEETINGS. Meetings of the stockholders may be held at such place or places, within or without the U.S. Virgin Islands, as shall be fixed by the directors and stated in the notice of the meeting.

          SECTION 2.      ANNUAL MEETING. The annual meeting of stockholders shall be held on a date to be determined by the directors each year at the principal office of the corporation, or such other location as may be designated in the notice of such meeting, or if such day be a legal holiday then on the first business day following, for the election of directors and for the transaction of such other business as may properly come before the meeting.

          SECTION 3.      NOTICE OF ANNUAL MEETING. Notice of the time and place of holding such annual meeting shall be given either personally or by mailing, not less than ten (10) nor more than forty (40) days before such meeting, postage prepaid, by a notice of such meeting in writing signed by the President or a Vice-President or the Secretary or Assistant Secretary, directed to each stockholder of record entitled to vote at such meeting, at his address as it appears on the stock register of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to the address designated in such request. Such notice shall briefly state the business to be transacted at the meeting. Any and all notices of the meeting may be waived in writing by any stockholder.

          SECTION 4.      QUORUM. The presence of the holders of a majority of the stock issued and outstanding entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by law. If such majority shall not be present or represented, those present in person or by proxy shall have the power to adjourn the meeting.

          SECTION 5.      SPECIAL MEETINGS. The special meetings of stockholders for any purpose or purposes may be called by any member of the Board of Directors or by the President, and shall be called by the President or the Secretary at the request in writing by the stockholders of record owning a majority of the stock of the entire capital stock of the corporation issued and outstanding.

          SECTION 6.      NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of the stockholders stating the time, place and object thereof, shall be served either personally or by mailing in the same manner as the annual meeting. Stockholders entitled, to vote at an annual meeting may vote at a special meeting. Any and all notices of the meeting may be waived in writing by any stockholders.

          SECTION 7.      MEETING PROTOCOL. All meetings shall be presided over by the President, or by any director in his absence. At the annual meeting, the order of business shall be as follows:

1.      Calling roll of persons entitled to vote.
2.      Proof of notice of meetings.
3.      Reading of the minutes of previous meetings.
4.      Reports of various officers.
5.      Reports of committees.
6.      Election of directors.
7.      New business.

          SECTION 8.      VOTING. At meetings of stockholders, only such persons shall be entitled to vote in person or by proxy who appear as stockholders upon the transfer books of the corporation for twenty (20) days immediately preceding such meeting.

          SECTION 9.      ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Whenever by any provision of statute or of the Articles of Incorporation or of these By Laws, the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III DIRECTORS AND OFFICERS

          SECTION 1.      NUMBER. The affairs of this corporation shall be managed by a Board of Directors who need not be stockholders. Directors shall be five in number. The number of directors may be amended from time to time by amendment to the By-Laws of the Corporation as provided in Article X hereof. They shall be elected at the annual meeting of stockholders to serve for one (1) year and until successors shall be elected and qualified. The directors shall be chosen by a majority vote of the stockholders voting in person or by proxy at such election.

          SECTION 2.      VACANCIES. Vacancies in the Board of Directors occurring during the year shall be filled for the unexpired term by a majority vote of the remaining directors at any special meeting called for that purpose or at any regular meeting of the Board. Whenever the number of directors shall be increased pursuant to law, such increase shall be deemed to create vacancies in the Board and be filled in the manner prescribed herein.

          SECTION 3.      REMOVAL. The stockholders may at a special meeting called for such purpose by a majority vote, remove any director with or without cause at any time whether or not the term for which such director was originally elected had expired, and may also elect another director to fill such vacancy.

          SECTION 4.      MEETINGS. Regular meetings of the Board may be held without notice at such time and place both within and without the Virgin Islands as shall from time to time be determined by the Board.

          SECTION 5.      SPECIAL MEETINGS. Special meetings of the Board shall be called by the President or Secretary upon three (3) days' notice in writing on the written request of any director.

          SECTION 6.      QUORUM. At all meetings of the Board, the presence of the greater of two directors or one-third of the directors then in office shall be necessary to constitute a quorum and sufficient for the transaction of business, but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time.

          SECTION 7.      POWERS. The Board of Directors immediately after the annual meeting of stockholders shall choose a President, who shall be from among their own number, and a Secretary and Treasurer and such other officer, or officers, as they shall establish who need not be members of the Board. Any two offices (but not more than two), other than those of the President and Secretary, may be held by the same person.

          The Board of Directors shall have charge of the management of all the affairs of the corporation, appoint all committees, and all their acts shall require a majority vote of the members of the Board of Directors present and voting at any meeting thereof.

          The Board of Directors may adopt such rules and regulations for the conduct of their meetings and management of the affairs of the corporation as may be deemed to be proper, and not inconsistent with the laws of the Virgin Islands, or the laws of any country, state or municipality which may be applicable thereto or these By-Laws.

          In addition to the powers of these By-Laws expressly conferred upon them, the Board may exercise such powers and do such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised by the stockholders.

          SECTION 8.      VOTING. At all meetings of the Board of Directors, each director is to have one vote irrespective of the number of shares of stock he may hold.

          SECTION 9.      REMUNERATION. The remuneration of the Board of Directors shall from time to time be determined by the stockholders of the corporation at the annual meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board of Directors or of the stockholders of the corporation or in connection with the business of the corporation; provided that nothing herein contained shall be construed to preclude any director or his firm from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees and others who attend, pursuant to direction made by vote of the Board, may be allowed a fixed sum and expenses for attending committee meetings.

          SECTION 10.      ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors.

ARTICLE IV OFFICERS AND POWERS OF OFFICERS

          SECTION 1.      OFFICERS. Officers of the corporation shall be a President, Secretary and Treasurer, who shall hold office for one year and until their successors are chosen and qualify in their stead. The President shall be a director of the corporation. Any two offices (but not more than two), other than those of the President and Secretary, may be held by the same person. Any officer elected or appointed by the Board of Directors may be removed at any time by an affirmative vote of a majority of the Board of Directors. The Board of Directors may at any time that they shall deem advisable, establish additional officerships to those named herein and elect persons to fill such officerships as hereinafter provided, and such officers shall hold said offices under the same provisions as provided with respect to the officership specifically named herein.

          SECTION 2.      THE PRESIDENT. The President shall be the executive officer of the Corporation. He shall preside at all meetings of the stockholders and directors and shall sign such contracts and papers as are requisite for the proper conduct of the corporation's business.

          SECTION 3.      VICE-PRESIDENTS. Vice-Presidents, in the absence or disability of the President, may perform the duties and exercise the powers of the President and shall perform such other duties as may be imposed upon them by the Board.

          SECTION 4.      THE SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall cause to be given notice of all meetings of stockholders and directors and shall perform such other duties as appertain to this office. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix it when required to any instrument. He shall be transfer agent for the transfer of all certificates of stock.

          SECTION 5.      THE TREASURER. The Treasurer shall have the custody of all the corporation's funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for disbursements, and shall render to the President and directors at the regular meeting of the Board or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

          SECTION 6.      VACANCIES. If any office becomes vacant for any reason during the term thereof, the directors in office, although less than a quorum, by a majority vote may appoint a qualified successor who shall hold office for the unexpired term.

          SECTION 7.      DELEGATION OF DUTIES. Duties of officers may be delegated in case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient. The Board may delegate the powers or duties of such officer to any other officer or to any director for the time being, provided a majority of the entire Board concurs therein.

          SECTION 8.      REMUNERATION. The officers shall receive such salary or compensation as may be determined and fixed by the Board of Directors.

ARTICLE V CERTIFICATES AND TRANSFER OF STOCK

          SECTION 1.      FORM AND EXECUTION OF CERTIFICATES. The certificates of stock of the corporation shall be numbered and registered as they are issued. They shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, Secretary or Treasurer, and sealed with the seal of the corporation.

          SECTION 2.      TRANSFERS. Transfers of stock shall be made on the books of the corporation by the person named in the certificate, or by his attorney lawfully constituted, and upon surrender of such certificate, such surrender of stock shall be entered on the stock books of the corporation which shall be kept at its principal office in the Virgin Islands.

          SECTION 3.      RECORD DATE. The transfer books by resolution of the Board of Directors may be closed for a period not exceeding fifty (50) days prior to any meeting of the stockholders, or the day appointed for the payment of a dividend. No transfer shall be made upon the books of the corporation within twenty (20) days next preceding the annual meeting of stockholders.

ARTICLE VI VOTING

          Every proxy must be executed in writing by the stockholder himself or by his duly authorized attorney. No proxy shall be valid after the expiration of one (1) year from the date of its execution unless it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Every proxy shall be revocable by the person executing it.

ARTICLE VII DIVIDENDS

          SECTION 1.      The directors may declare dividends out of the profits of the corporation at such times and in such amounts as the Board of Directors may by a majority vote from time to time designate.

          SECTION 2.      Before payment of any dividend or making any distribution of profits, there may be set aside out of the net profits of the corporation such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purposes as the Board of Directors shall think conducive to the interests of the corporation.

ARTICLE VIII REGISTERED STOCKHOLDERS

          The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Virgin Islands.

ARTICLE IX BILLS, NOTES, ETC.

          All bills, notes payable, checks or other negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate, and the funds of the corporation shall be deposited in such depositories, banks or trust companies as the Board of Directors may designate from time to time.

ARTICLE X AMENDMENTS

          These By-Laws may be amended by a majority vote of all of the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of the meeting, or by the majority vote of all directors present at a meeting of the Board of Directors called for that purpose.

ARTICLE XI WAIVER OF NOTICE

          SECTION 1.      Any stockholder, director or officer may waive any notice required to be given under these By-Laws, in writing, by telegram, telex, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

          SECTION 2.      Whenever under the provisions of these By-Laws, notice is required to be given to any stockholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in a post office or letter box in a postpaid sealed wrapper addressed to such stockholder, director or officer at such address as appears on the books of the corporation and such notice shall be deemed to have been given ten days after the time when the same was thus mailed.

ARTICLE XII INDEMNIFICATION OF DIRECTORS AND OFFICERS

          SECTION A.      The Corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid or owed in settlement actually and reasonably paid or incurred by the person or rendered or levied against the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          SECTION B.      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably paid or incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misfeasance or nonfeasance in the performance of the person's duty to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of all circumstances of the case, such person fairly and equitably merits indemnification.

          SECTION C.      To the extent that a person who may be entitled to indemnification by the Corporation under this section is or has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, the Person shall be indemnified against expenses, including attorneys' fees, actually and reasonably paid or incurred by the person in connection therewith.

          SECTION D.      Any indemnification under subsections (a) and (b) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by either independent legal counsel in a written opinion, or the stockholders, or (iii) if required by law, by the court in which such action, suit or proceeding was brought or another court of competent jurisdiction.

          SECTION E.      Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if such payment is authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the Corporation as authorized in this section.

          SECTION F.      The indemnification provided by this section shall not be deemed exclusive of. any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          SECTION G.      The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this section.

          SECTION H.      For the purposes of this section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.

          SECTION I.      The provisions of this section shall apply to the estate, executors, administrators, heirs, legatees or devisees of a person entitled to indemnification hereunder and the term "person," where used in the section shall include the estate, executors, administrators, heirs, legatees or devisees of such person.

ARTICLE XIII SEAL
The seal of the corporation shall be in the form of a circle and shall bear the name of the corporation and the year of its incorporation.
ARTICLE XIV LOST CERTIFICATES

          Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors in at least double the value of the stock represented by the said certificates, whereupon a new certificate may be issued of the same tenor and for the same number as the one alleged to be lost or destroyed.

ARTICLE XV FISCAL YEAR
The fiscal year of the corporation shall end on such date as may be set from time to time by the directors of the corporation.